Exhibit 10.2

EXECUTION VERSION

Seller Note, LLC

(Company)

SunEdison, Inc.

(Guarantor)

Wilmington Trust, National Association

(Trustee) and (Collateral Agent)

3.75% Guaranteed Exchangeable Senior Secured Notes due 2020

INDENTURE

Dated as of January 29, 2015

i

INDENTURE, dated as of January 29, 2015, by and among Seller Note, LLC, a Delaware limited liability company, as issuer (the “Company”), SunEdison, Inc., a Delaware corporation, as guarantor (“SunEdison”), and Wilmington Trust, National Association, as trustee, exchange agent, registrar, paying agent and collateral agent (in such capacities, the “Trustee”, “Exchange Agent”, “Registrar”, “Paying Agent” and “Collateral Agent”, respectively).

RECITALS OF THE COMPANY

WHEREAS, each of the Company and the Guarantor has duly authorized the creation of an issue of the Company’s 3.75% Guaranteed Exchangeable Senior Secured Notes due 2020 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized by each of the Company and the Guarantor, as the case may be;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions and References. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule or Exhibit are to this Indenture except as herein otherwise expressly provided.

“Act” has the meaning specified in Section 1.03.

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 6.03.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(b).

“Agent” means any Paying Agent, Registrar, Exchange Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Board of Directors” means, with respect to a Person, either the board of directors of the Person or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Change in Control” means, with respect to either SunEdison or TERP (the “Relevant Party”), an event that will be deemed to have occurred at the time, after the Issue Date, any of the following occurs:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Relevant Party (or, where TERP is the relevant party, SunEdison), its (or, where TERP is the relevant Party, SunEdison’s) Subsidiaries, or its (or where TERP is the Relevant Party, SunEdison’s) or such Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Relevant Party’s Common Equity representing 50% or more of the total voting power of the Relevant Party’s Common Equity, or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

(2) the Relevant Party consolidates with, enters into a binding share exchange, merger or similar transaction with or into another person other than one or more of its subsidiaries or the Relevant Party sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated assets of the Relevant Party, or any Person consolidates with, or merges with or into, the Relevant Party; provided that any merger, binding share exchange, consolidation or similar transaction pursuant to which the Persons that “beneficially owned,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Relevant Party’s Common Equity immediately prior to such transaction “beneficially own,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change in Control”;

(3) the Company is no longer owned, directly or indirectly, by Guarantor; or

(4) the holders of the Relevant Party’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Relevant Party (whether or not otherwise in compliance with this Indenture).

provided that, notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred if (x) with respect to events in which TERP is the Relevant Party, at least 90% of the consideration paid for the Relevant Party’s Common Equity in a transaction or transactions described under clauses (1) or (2) of this definition of “Change in Control” above (excluding cash payments for any fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on a Permitted Exchange, or will be so traded immediately following such transaction (such securities, “Publicly Traded Securities,” and such exception, the “Listed Stock Exception”)), and, as a result therefrom, such consideration becomes the Reference Property for the Notes or (y) with respect to events in which SunEdison is the Relevant Party, the Listed Stock Exception applies and the resulting, surviving or transferee Person (if not SunEdison) has a long-term issuer credit rating by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”) or by Moody’s Investor Service, Inc. or its successor (“Moody’s”) or, if either S&P or Moody’s ceases to rate SunEdison, by a substitute rating agency selected by the Board of Directors of the Guarantor equal to or better than such long-term issuer credit rating of SunEdison immediately prior to such event; provided further that, notwithstanding anything to the contrary in the foregoing, to the extent SunEdison continues to own at least 51% of the voting power of any yieldco Subsidiary the stock of which has been offered to the public, the offering to the public (and subsequent dispositions of SunEdison’s interests in such entity) will not constitute a “Change in Control.”

If any transaction in which the Common Stock is replaced by the Reference Property comprised of securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date, references to TERP in this definition of “Change in Control” will apply to such other entity instead.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of TERP authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof;

“Class B Units” means the Class B units in TerraForm Power, LLC.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock for any day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) at 4:00 p.m. New York City time on that day as reported in composite transactions for the Exchange, or if the Common Stock is not listed on the Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. New York City time on such date (or, in either case, the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Collateral” means “Pledged Collateral” as defined in the Pledge Agreement.

“Collateral Agent” means Wilmington Trust, National Association, acting solely in its capacity as collateral agent pursuant to the Collateral Documents, or any successor thereto.

“Collateral Documents” means the Pledge Agreement, security agreements, agency agreements and other instruments and documents and any supplements or amendments thereto, in each case, executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which the Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of itself, the Holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given. For the avoidance of doubt, neither this Indenture nor the Note shall constitute a Collateral Document.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Class A common stock, par value $0.01 per share, of TERP authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so deliverable upon exchange of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by an Officer of SunEdison, acting in its capacity as member of the Company, and delivered to the Trustee.

“Corporate Trust Office” means, with respect to the office of the Trustee or the Collateral Agent, the designated corporate trust office of the Trustee or the Collateral Agent, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 1100 North Market Street, Wilmington, Delaware 19890, Attn: SunEdison, Inc. (SPV) 3.75% Guaranteed Exchangeable Secured Notes Administrator, or such other address in the continental United States as the Trustee or the Collateral Agent may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee or successor Collateral Agent (or such other address as such successor Trustee or successor Collateral Agent may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

“Dividend Threshold” means, with respect to each regular quarterly cash dividend that falls in the specified calendar years below, as applicable:

	2015	2016	2017	2018	2019	2020
Applicable dividend threshold for each quarterly dividend in the specified calendar year:	$0.2600	$0.2990	$0.3439	$0.3954	$0.4547	$0.5230

The Dividend Threshold shall be adjusted in a manner inversely proportional to, and at the same time as, adjustments to the Exchange Rate; provided that no adjustment will be made to the Dividend Threshold for any adjustment to the Exchange Rate pursuant to Section 4.04(d).

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change occurs or becomes effective.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c), the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange” means the NASDAQ Global Select Market or its successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agent” has the meaning specified in Section 5.02.

“Exchange Date” has the meaning specified in Section 4.02(b).

“Exchange Notice” has the meaning specified in Section 4.02(b).

“Exchange Price” means, in respect of each Note, as of any date, $1,000 divided by the Exchange Rate in effect on such date.

“Exchange Rate” means initially 28.9140 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(a).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantee” means the guarantee by the Guarantor of the Company’s obligations under this Indenture and the Notes, to pay principal of and interest on the Notes when due and payable, to deliver any shares of Common Stock (or Reference Property) (and pay cash in lieu of any fractional share) upon any exchange of the Notes and to pay or deliver, as the case may be, all other amounts due or to become due in connection with this Indenture, the Notes and the performance of all other obligations to the Holders under this Indenture and the Notes, according to the respective terms hereof and thereof.

“Guarantor” means SunEdison, Inc. and any successor thereof, in each case unless and until such Guarantor ceases to be such in accordance with Section 13.03 hereof.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each January 15 and July 15 of each year, beginning on July 15, 2015.

“Issue Date” means, with respect to any Notes, the date the Notes are issued as set forth on the face of the Notes under this Indenture.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), whether or not filed, recorded or otherwise perfected under applicable law.

“Liquidated Damages” shall have the meaning set forth in the Registration Rights Agreement.

“Liquidated Damages Notice” has the meaning specified in Section 5.08.

“Listed Stock Exception” has the meaning specified in the definition of “Change in Control” under this Section 1.01.

“LLC Agreement” means that certain Limited Liability Company Agreement of Seller Note, LLC, dated as of January 22, 2015 and as in effect as of the date hereof.

“Make-Whole Fundamental Change” means (i) any Change in Control with respect to which TERP is the Relevant Party (determined after giving effect to any exceptions or exclusions from the definition of “Change in Control” but without giving effect to the proviso in clause (2) of the definition thereof) or (ii) a Termination of Trading.

“Make-Whole Fundamental Change Period” has the meaning specified in Section 4.06(a).

“Market Disruption Event” means, if the Common Stock is listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means January 15, 2020.

“Maximum Exchange Rate” has the meaning specified in Section 4.06(d).

“Merger Common Stock” has the meaning specified in Section 4.07(d).

“Merger Event” has the meaning specified in Section 4.07(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Closing Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Closing Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Closing Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Moody’s” has the meaning specified in the definition of “Change in Control” under this Section 1.01.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture.

“Note Documents” means this Indenture, the Notes, the Guarantee, the Collateral Documents and any other document, instrument or agreement executed and delivered pursuant to any of the foregoing.

“Offer Expiration Date” has the meaning specified in Section 4.04(e).

“Officer” or “officer” shall mean, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”), the Treasurer or any Director of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or SunEdison or an Affiliate of the Company or SunEdison, who is reasonably satisfactory to the Trustee.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes exchanged pursuant to Article 4 hereof, on and after their Exchange Date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date, on a Fundamental Change Purchase Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company, SunEdison or any other obligor upon the Notes or any Affiliate of the Company, SunEdison or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company, SunEdison or any other obligor upon the Notes or any Affiliate of the Company or SunEdison will be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Paying Agent” means, initially, the Trustee, and, thereafter, any Person authorized by the Company in the future to pay the principal amount of, any premium on, interest on, or the Fundamental Change Purchase Price of any Notes on behalf of the Company.

“Permitted Exchange” has the meaning specified in the definition of “Termination of Trading” under this Section 1.01.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent, non-global certificated Notes in definitive, fully registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Pledge Agreement” means that certain Pledge Agreement, dated as of January 29, 2015, by and between the Company, as grantor, and Wilmington Trust, National Association, as Collateral Agent for the Secured Parties, as amended, modified and supplemented from time to time.

“Publicly Traded Securities” has the meaning specified in the definition of “Change in Control” under this Section 1.01.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of TERP or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 4.07(a).

“Register” and “Registrar” have the respective meanings specified in Section 2.06.

“Registration Rights Agreement” means the Registration Rights Agreement, dated January 29, 2015, by and among TERP, each of the holders from time to time of Registrable Securities (as defined therein) and the Collateral Agent, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to any Interest Payment Date, January 1 (whether or not a Business Day) or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Distribution” has the meaning specified in Section 4.04(c).

“Relevant Party” has the meaning set forth in the definition of “Change in Control.”

“Reporting Event of Default” has the meaning specified in Section 6.03.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department (or any other successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning specified in Section 2.08(b)(i).

“Restricted Note” has the meaning specified in Section 2.07(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“S&P” has the meaning specified in the definition of “Change in Control” under this Section 1.01.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a “Business Day.”

“Secured Parties” means the Holders, the Trustee and the Collateral Agent.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means, with respect to any Person at any given time, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stock Price” has the meaning specified in Section 4.06(c).

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Successor Company” has the meaning specified in Section 9.01(a).

“Termination of Trading” means that the Common Stock (or other Reference Property into which the Notes are then exchangeable) are not approved for listing on any of the Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (such exchanges or any of their respective successors, a “Permitted Exchange”).

“TERP” means TerraForm Power, Inc., a Delaware corporation.

“Trading Day” means a day on which (i) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 11.12, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Vice President,” when used with respect to SunEdison or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02 References to Interest. Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d) The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e) The principal amount (except as otherwise contemplated in clause (ii) of the definition of “Outstanding”), serial numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g) The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 2.11, 6.02, 6.04, 6.05, 6.06, 8.02 or 11.11. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.13 prior to such solicitation.

(h) If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2.

THE NOTES

Section 2.01 Title and Terms; Payments. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $336,470,000 (the “Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, or 3.07.

The Notes shall be known and designated as the “3.75% Guaranteed Exchangeable Senior Secured Notes due 2020” of the Company. The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier purchased or exchanged in accordance with this Indenture.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Registrar at least three Business Days prior to the relevant Interest Payment Date, by wire transfer in immediately available funds to such Holder’s account within the U.S., which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay or cause the Trustee or Paying Agent to pay principal of, and interest on, Global Notes in U.S. dollars and in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date, the Maturity Date or other payment date, as the case may be.

Section 2.02 [RESERVED].

Section 2.03 Denominations. The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1,000.

Section 2.04 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06 Registration; Registration of Transfer of Notes and Exchange of Notes for Other Notes.

(a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in the continental United States a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer of the Notes and the exchange of the Notes for other Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11).

At the option of the Holder and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged for other Notes at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer of Notes or exchange of Notes for other Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange for another Note shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer of any Notes or exchange of any Notes for other Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of a Note or exchange of a Note for another Note, other than exchanges of Notes for other Notes pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange a Note for another Note or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c) Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07 Transfer and Hedging Restrictions.

(a) Restricted Notes. Unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee, every Note (and any security (other than the Common Stock (or other Reference Property) deliverable upon exchange) issued in exchange therefor or substitution thereof) will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on hedging and transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(b) Restricted Stock.

(i) Every share of Common Stock that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”. Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of TERP, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Restricted Stock Legend has been removed in accordance with the terms of the Registration Rights Agreement, any shares of Common Stock delivered upon the exchange of a Note will be issued in book-entry form by or on behalf of TERP and will bear the Restricted Stock Legend.

(c) As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 2.08 [RESERVED].

Section 2.09 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon Company

Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10 Persons Deemed Owners. Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.11 Transfer of Notes; Exchange of Notes for Other Notes.

(a) Provisions Applicable to All Transfers of Notes and Exchanges of Notes for Other Notes.

(i) Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged for other Notes from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any such registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any such exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange any Note for another Note or register a transfer of any Note (i) that has been surrendered for exchange for Common Stock in accordance with Article 4 or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v) Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes for Physical Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii) In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Trustee’s customary procedures and the Applicable Procedures.

(d) Transfer and Exchange of Physical Notes.

(i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B)delivering any documentation required by Section 2.07; and (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07. Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends that such Physical Notes are required to bear under Section 2.07.

(ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange for another Note, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any legends that such Physical Notes are required to bear under Section 2.07.

(iii) If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Security by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) delivering any documentation required by Section 2.07; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.12 Purchase of Notes; Cancellation. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange for another Note, payment, purchase, repurchase, exchange for Common Stock in accordance with Article 4 or cancellation in accordance with its standard procedures. If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to exchange the Notes in accordance with Article 4. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13 CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14 Payment and Computation of Interest. The Notes will bear cash interest at a rate of 3.75% per year until the Maturity Date, unless earlier purchased, exchanged in accordance with Article 4 or redeemed in accordance with the provisions herein. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, January 29, 2015. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each

Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that for any period in which a particular interest rate is applicable for less than a full semiannual period, interest on the Notes will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed over a 30-day month.

Unless the context otherwise requires, payments of the Fundamental Change Purchase Price, principal and interest on any Note, in each case, that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

The Company will pay Additional Interest under certain circumstances as provided in Section 6.03.

ARTICLE 3.

REPURCHASE AT THE OPTION OF THE HOLDERS

Section 3.01 Purchase at Option of Holders upon a Fundamental Change. If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days after the Company provides the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay interest accrued to the Interest Payment Date to the Holder of record of the Note as of the Close of Business on the Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Note subject to purchase and will not include any accrued and unpaid interest. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Fundamental Change Company Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), the Trustee will promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02 Fundamental Change Company Notice.

(a) General. On or before the 10th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent to the Holders in accordance with Section 12.08(c) (with a copy to the Trustee). Simultaneously with providing such Fundamental Change Company Notice, SunEdison shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on SunEdison’s website. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the Effective Date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the notice shall state the Effective Date of the Make-Whole Fundamental Change;

(iii) information about the Holder’s right to exchange the Notes;

(iv) information about the Holder’s right to require the Company to purchase the Notes;

(v) the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01;

(vi) the Fundamental Change Purchase Price;

(vii) the Fundamental Change Purchase Date;

(viii) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(ix) the applicable Exchange Rate and any adjustments to the applicable Exchange Rate resulting from the Fundamental Change;

(x) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.05;

(xi) the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Holder must exercise the purchase option prior to the Fundamental Change Expiration Time; and

(xii) that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 3.05;

(b) No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01.

(c) At the Company’s written request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the Fundamental Change Company Notice shall be prepared by the Company; provided further that the Company shall have delivered to the Trustee, at least five Business Days before the Fundamental Change Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Fundamental Change Company Notice and including the information required by Section 3.02(a). Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders or for the content of any Fundamental Change Company Notice.

Section 3.03 Repurchase Procedures.

(a) Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes to be purchased are Physical Notes, delivery to the Trustee by the Holder of a duly completed notice in the Form of Fundamental Change Purchase Notice (the “Fundamental Change Purchase Notice”) together with the Physical Notes duly endorsed for transfer, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, (the “Fundamental Change Expiration Time”); and

(ii) if the Notes to be purchased are Global Notes, delivery to the Trustee of the beneficial interest in such Global Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) if certificated, the certificate numbers of such Holder’s Notes;

(ii) the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1,000 or an integral multiple of $1,000; and

(iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(b) Notice to Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.04 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of Physical Notes and a Fundamental Change Purchase Notice or beneficial interests in a Global Note by book-entry transfer as specified in Section 3.03, the Holder of the tendered Note shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05) thereafter be entitled to receive solely the Fundamental Change Purchase Price, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note, if applicable). Such Fundamental Change Purchase Price shall be paid to such Holder, provided that the conditions in this Article 3 have been satisfied (including, without limitation, the proper delivery or book-entry transfer of such Note as required under Section 3.03(a)) and subject to the Paying Agent holding money sufficient to pay the Fundamental Change Purchase Price, promptly following the later of the applicable Fundamental Change Purchase Date and the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.05 Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent or, in the case of Global Notes, delivered in accordance with the Depositary’s procedures, in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b) if certificated, the certificate numbers of the withdrawn Notes; and

(c) the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.05.

Section 3.06 Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the tendered Notes on the Fundamental Change Purchase Date, then (a) such tendered Notes will cease to be Outstanding and (except as provided below in clause (b)) interest will cease to accrue thereon (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holders of such tendered Notes will terminate (other than (x) the right to receive the Fundamental Change Purchase Price and (y) the right of the Holder of record on such Regular Record Date to receive any interest payment pursuant to Section 3.01, if applicable).

Section 3.07 Notes Purchased in Whole or in Part. Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.08 Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any purchase of Notes under Section 3.01, the Company shall, in each case if required by law, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent any such rules are applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with offer by the Company to purchase Notes under Section 3.01, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified under this Article 3.

Section 3.09 Repayment to the Company. To the extent that the aggregate amount of money deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall, upon demand of the Company, promptly return any such excess to the Company.

ARTICLE 4.

EXCHANGE

Section 4.01 Right To Exchange.

Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to exchange all or any portion of its Notes for Common

Stock at an initial Exchange Rate of 28.9140 shares of Common Stock per $1,000 aggregate principal amount of Notes (equivalent to an initial Exchange Price of approximately $34.58 per share of Common Stock) (x) prior to the Close of Business on the Business Day immediately preceding January 30, 2016, only upon or following the occurrence of a Fundamental Change, Make-Whole Fundamental Change or Merger Event or upon the occurrence of and during the continuance of an Event of Default, and (y) on or after January 30, 2016, at any time until the Close of Business on the Business Day immediately preceding the stated Maturity Date, regardless of the foregoing conditions described in clause (x).

Section 4.02 Exchange Procedures.

(a) Each Physical Note shall be exchangeable at the office of the Exchange Agent.

(b) To exercise the exchange privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for exchanging, and effecting a book-entry transfer to the Exchange Agent of, a beneficial interest on a Global Note and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to
Section 4.02(g), and the Exchange Agent must be informed of the exchange in accordance with the customary practice of the Depositary.

To exercise the exchange privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i) duly sign and complete an exchange notice in the form set forth in the Form of Notice of Exchange (the “Exchange Notice”) or a facsimile of the Exchange Notice;

(ii) deliver the Exchange Notice, which is irrevocable, and the Note to the Exchange Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.02(g); and

(v) if required, make any payment required under Section 4.02(f).

If, upon exchange of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Exchange Notice shall include such other Person’s name and address.

If a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice, such Note may not be exchanged except to the extent such Note has been withdrawn by the Holder and is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice or unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.07 prior to the relevant Fundamental Change Expiration Time.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Exchange Date” with respect to such Note.

Each exchange shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for exchange immediately prior to the Close of Business on the applicable Exchange Date. At the Close of Business on the Exchange Date for a Note, the exchanging Holder shall no longer be the Holder of such Note.

(c) Endorsement. Any Notes surrendered for exchange shall, unless shares of Common Stock deliverable on exchange are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) Physical Notes. If any Physical Notes in a denomination greater than $1,000 shall be surrendered for partial exchange, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Physical Notes.

(e) Global Notes. Upon the exchange of a beneficial interest in Global Notes, the Exchange Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

(f) Interest Due Upon Exchange. If a Holder exchanges a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Exchange Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day following the date the corresponding interest payment is made; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

(g) Taxes Due upon Exchange. If a Holder exchanges a Note in accordance with this Article 4, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of the Common Stock upon the exchange, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03 Settlement Upon Exchange.

(a) Settlement. Subject to this Section 4.03 and Sections 4.06 and 4.07, upon exchange of any Note, the Company shall, on the fifth Business Day immediately following the relevant Exchange Date, deliver to the exchanging Holder, in full satisfaction of its exchange obligation under Section 4.01, in respect of each $1,000 principal amount of its Notes being exchanged, a number of shares of Common Stock equal to the applicable Exchange Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b).

(b) Fractional Shares. Notwithstanding the foregoing, the Company will not deliver fractional shares of Common Stock upon exchange of Notes. Instead, if any fractional share of Common Stock would otherwise be deliverable upon exchange of a Note, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and the Closing Sale Price on the relevant Exchange Date, or if such Exchange Date is not a Trading Day, the immediately preceding Trading Day.

(c) Exchange of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for exchange on a single Exchange Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for exchange one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for exchange by such Holder on such Exchange Date or, if the Notes surrendered for exchange are beneficial interests in a Global Note, based on such other aggregate number of Notes, or beneficial interests therein, being surrendered by the Holder for exchange on the same date as the Depositary may otherwise request.

(d) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder exchanges a Note, the Company will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note, and the Company’s delivery of the shares of Common Stock (and cash in lieu of fractional shares) into which a Note is exchangeable will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Exchange Date; provided, however, that subject to Section 4.02(f), if a Holder exchanges a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to an exchanged Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(e) Notices. Whenever an Exchange Date occurs with respect to a Note, the Exchange Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Exchange Date, deliver to the Company, TERP and the Trustee, if it is not then the Exchange Agent, notice that an Exchange Date has occurred, which notice will state such Exchange Date, the principal amount of Notes exchanged on such Exchange Date and the names of the Holders or, in the case of Global Notes, the Agent Members, that exchanged Notes on such Exchange Date.

Section 4.04 Adjustment of Exchange Rate.

The Exchange Rate will be adjusted as described in this Section 4.04, except that no adjustment to the Exchange Rate will be made for a given transaction if Holders of the Notes will participate in that transaction, without exchange of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes (expressed in thousands) multiplied by the Exchange Rate would participate.

(a) If TERP issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if TERP subdivides or combines the Common Stock, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	OS1
OS0

where,

ER0 =	the Exchange Rate in effect immediately to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

ER1 =	the Exchange Rate in effect immediately after the Close of Business on such Record Date of such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or combination, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date of such dividend or distribution, before giving effect to such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (a) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution (regardless of whether the dividend or distribution is scheduled to occur after the Maturity Date), or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors of TERP or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b) If a Record Date occurs for a distribution to all or substantially all holders of the Common Stock of any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the announcement date for such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Exchange Rate will be increased based on the following formula

ER1 = ER0 x	OS0 + X
OS0 + Y

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

ER1 =	the Exchange Rate in effect immediately after the Close of Business on such Record Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date for such distribution, before giving effect to such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Close of Business on the Record Date for such distribution, regardless of whether the distribution date is scheduled to occur after the Maturity Date. To the extent that such rights, options or warrants expire prior to the Maturity Date and shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants were scheduled to be distributed prior to the Maturity

Date and are not so distributed, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if the Record Date for such distribution had not occurred.

For purposes of this Section 4.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof.

(c) If a Record Date occurs for a distribution (the “Relevant Distribution”) of shares of the TERP’s Capital Stock, evidences of the TERP’s indebtedness or other assets or property of TERP or rights, options or warrants to acquire the TERP’s Capital Stock or other securities, to all or substantially all holders of Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under clause (a) or (b) above; (ii) dividends or distributions paid exclusively in cash; and (iii) Spin-Offs), then the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	SP0
SP0 - FMV

where,

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

ER1 =	the Exchange Rate in effect immediately after the Close of Business on such Record Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this clause (c) will become effective immediately after the Close of Business on the Record Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Exchange Rate. However, if such distribution is scheduled to be paid or made prior to the Maturity Date and is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to exchange its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution. In the case of rights, options or warrants, if such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if the Ex-Dividend Date for the distribution of such rights, options or warrants had not occurred.

With respect to an adjustment pursuant to this clause (c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	FMV0 + MP0
MP0

where,

ER0 =	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

ER1 =	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable Exchange Rate under the preceding paragraph of this clause (c) will be determined on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off. In respect of any exchange during the Valuation Period for any Spin-Off, references within this clause (c) related to 10 Trading Days shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Exchange Date.

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Closing Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sale Price of the Common Stock in the definition of “Closing Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire TERP’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Exchange Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Sections 4.04(a) through (c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.04(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Record Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Close of Business on such Record Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Record Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Close of Business on such Record Date of such dividend or distribution, before giving effect to such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable” within the meaning of Section 4.04(a).

(d) If a Record Date occurs for a cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up or a regular quarterly cash dividend that does not exceed the applicable Dividend Threshold per share), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	SP0 - T
SP0 - C

where,

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

ER1 =	the Exchange Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T =	the applicable Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, then the Dividend Threshold will be deemed to be zero; and

C =	the amount in cash per share that the TERP pays or distributes to substantially all holders of the Common Stock.

Any increase made under this clause (d) shall become effective immediately after the Close of Business on the Record date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Exchange Rate. However, if any dividend or distribution described in this clause (d) is scheduled to be paid or made prior to the Maturity Date but is not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, without having to exchange its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

Notwithstanding the foregoing, the Exchange Rate will not be adjusted for cash dividends or distributions to all or substantially all holders of the Common Stock if Holders receive, without exchanging their Notes, an amount equal to the principal amount of such Holders’ Notes (expressed in thousands), multiplied by the applicable Exchange Rate, and multiplied by the excess of the actual dividend paid in any quarter over the applicable Dividend Threshold for such quarter.

(e) If TERP or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

ER0 =	the Exchange Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

ER1 =	the Exchange Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Offer Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the Exchange Rate under the preceding paragraph of this clause (e) will be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. In respect of any exchange during the 10 Trading Days commencing on, and including, the Trading Day next succeeding the Offer Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Exchange Date. No adjustment pursuant to the above formula will result in a decrease of the Exchange Rate.

(f) [RESERVED].

(g) Poison Pill. If a Holder exchanges a Note, to the extent that TERP has a rights plan in effect, on the settlement date with respect to such Note, the Holder exchanging such Note will receive, in addition to any shares of Common Stock otherwise received in connection with such exchange, the rights under the rights plan, unless prior to such settlement date, the rights have separated from the Common Stock, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if TERP distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h) Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Exchange Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Fundamental Change or Make-Whole Fundamental Change (ii) the Exchange Date in respect of any exchanged Note and (iii) every one year anniversary of the date hereof. In addition, the Company shall not account for such deferrals when determining what number of shares of Common Stock a Holder would have held on a given day had it exchanged its Notes.

(i) Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Exchange Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) would result in a decrease in the Exchange Rate, then, except to the extent of any readjustment to the Exchange Rate, no adjustment to the Exchange Rate will be made (other than as a result of a reverse share split or share combination).

In addition, notwithstanding anything to the contrary herein, the Exchange Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the TERP’s securities and the investment of additional optional amounts in shares of Common Stock under any present or future employee, director or consultant benefit plan or program of or assumed by TERP or any of its subsidiaries;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement or employee stock purchase plan of or assumed by TERP or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.04(i)(ii) immediately above and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest on the Notes, if any.

For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of TERP so long as TERP does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of TERP, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05 Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices over a span of multiple days, the Company will make appropriate adjustments, if any, thereto to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the effective date, Ex-Dividend Date, Record Date or Offer Expiration Date of the event occurs, at any time during the period when such Closing Sale Prices are to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of the Exchange, the Company is permitted to increase the Exchange Rate of the Notes by any amount for a period of at least 20 Business Days if such increase is irrevocable for such period and the Board of Directors of the Company determines that such increase would be in SunEdison’s or the Company’s best interest; provided that the Company must give at least 15 days’ prior notice of any such increase in the Exchange Rate. To the extent permitted by applicable law and applicable requirements of the Exchange, the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06 Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change.

(a) Increase in the Exchange Rate. If a Make-Whole Fundamental Change occurs and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, then the Company shall, to the extent provided herein, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06. An exchange of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Exchange Notice is received by the Exchange Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change (such period, the “Make-Whole Fundamental Change Period”).

(b) Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the exchange of a Note shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an amount equal to the applicable Exchange Rate (including any adjustment as described in this Section 4.06) multiplied by such Stock Price, and the Company will continue to settle any exchange of the Notes following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 4.03 (but subject to Section 4.04).

(c) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Exchange Rate will be increased for a Holder that exchanges its Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”), and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change, as determined under the two immediately following sentences. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365- or
366-day year, as applicable.

(ii) If the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Exchange Rate.

(iii) If the Stock Price is less than $27.67 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate be increased on account of a Make-Whole Fundamental Change to exceed 36.1454 shares of Common Stock per $1,000 principal amount of Notes (the “Maximum Exchange Rate”), subject to adjustments in the same manner as the Exchange Rate is required to be adjusted as set forth in Section 4.04.

(iv) The Stock Prices set forth in the column headings of the table in Schedule A shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Exchange Rate is required to be adjusted as set forth in Section 4.04.

(e) Notices. The Company will notify Holders, the Trustee and the Exchange Agent of any Make-Whole Fundamental Change as soon as practicable after first becoming aware of the anticipated Effective Date of such Make-Whole Fundamental Change, in either case, unless the Company determines, in its commercially reasonable discretion, that it is impractical or inadvisable to so disclose such anticipated Effective Date prior to the actual Effective Date, in which case the Company shall give such notice and issue such press release as soon as practicable after such Effective Date. Notwithstanding the foregoing, in no event will the Company be required to provide such notice to the Holders before such time as TERP or its Affiliates have publicly disclosed or acknowledged the circumstances giving rise to such Make-Whole Fundamental Change or anticipated Make-Whole Fundamental Change.

Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) Merger Events. In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

(ii) any consolidation, merger or combination involving TERP;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of TERP and its Subsidiaries substantially as an entirety;

(iv) any statutory share exchange involving TERP; or

(v) a liquidation or dissolution of TERP;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof),

“Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election (disregarding, for these purposes, any arrangement to deliver cash in lieu of any fractional security or other unit of Reference Property), a “Unit of Reference Property”) then, at the effective time of such Merger Event, the consideration due upon exchange of any Notes will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 4 were instead a reference to the same number of Units of Reference Property (it being understood that no adjustment will be made pursuant to Sections 4.04(a)-(e) with respect to any portion of Reference Property that does not consist of Capital Stock), and, at or prior to or at the effective time of such Merger Event, the Company shall execute with the Trustee a supplemental indenture providing for such change. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors of the Company.

(b) Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be sent to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c) Prior Notice. In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company is not aware of such Merger Event at such time, as promptly as practicable after becoming aware of such Merger Event. In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional written notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

(d) Adjustment to Dividend Threshold. In connection with any Merger Event in which all or a portion of the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed of shares of common stock (the “Merger Common Stock”), the Dividend Threshold shall be subject to adjustment as described in clause (i) or clause (ii) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of Merger Common Stock, the

Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to the nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to the nearest cent).

Section 4.08 Certain Covenants.

(a) The Company shall at all times be, and the Guarantor shall cause the Company to at all times be, in compliance with the LLC Agreement in all material respects, it being understood that any non-compliance with Section 9(j) of the LLC Agreement that would reasonably be expected to call into question the corporate separateness of the Company will be deemed to be material.

(b) The Company shall list or cause to be listed or quoted any shares of Common Stock to be delivered upon exchange of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(c) The Company shall at all times cause a number of shares of Common Stock equal to the Maximum Exchange Rate (as may be increased from time to time pursuant to this Indenture), or a number of shares of Class B Common Stock and Class B Units exchangeable for a number of shares of Common Stock equal to the Maximum Exchange Rate (as may be increased from time to time pursuant to this Indenture), multiplied by the aggregate principal amount of Notes then Outstanding divided by $1,000, to be pledged to the Collateral Agent under the Pledge Agreement for the ratable benefit of the Secured Parties thereunder in accordance with Article II of the Pledge Agreement.

(d) The Guarantor shall transfer or cause to be transferred to the Company a number of shares of Common Stock equal to the Maximum Exchange Rate (as may be increased from time to time pursuant to this Indenture), or a number of shares of Class B Common Stock and Class B Units exchangeable for a number of shares of Common Stock equal to the Maximum Exchange Rate (as may be increased from time to time pursuant to this Indenture), multiplied by the aggregate principal amount of Notes then Outstanding divided by $1,000, in either case, minus such number of shares previously transferred to and pledged by the Company in accordance with Article II of the Pledge Agreement.

Section 4.09 Responsibility of Trustee. The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Exchange Rate, to determine whether any facts exist which may require any adjustment of the Exchange Rate, to determine or validate the determination of any Reference Property or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the exchange of any Notes; and the Trustee and the Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Exchange Agent.

Section 4.10 Notice of Adjustment to the Trustee. Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent (if other than the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Rate to the Holder of each Note at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.11 Notice to Holders.

(a) Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder with a copy to the Trustee containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i) Voluntary Increases. If the Company increases the Exchange Rate pursuant to Section 4.05(b), the Company shall mail to the Holders a notice of the increased Exchange Rate and the period during which such increased Exchange Rate will be in effect at least 15 calendar days prior to the date the increased Exchange Rate takes effect, in accordance with the applicable law.

(ii) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of SunEdison, the Company shall deliver notice to the Holders as promptly as possible following the date the Company becomes aware of such event, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of SunEdison’s common stock of record shall be entitled to exchange their SunEdison common stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of SunEdison common stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable following the date on which it becomes aware of such action, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of SunEdison common stock is expect to be entitled to receive in such event, changes.

(b) Notices After Certain Actions and Events. Whenever an adjustment to the Exchange Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Exchange Rate, and the manner in which the adjustment was computed and (ii) deliver written notice to the Holders stating that such adjustment has become effective and the Exchange Rate as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5.

COVENANTS

Section 5.01 Payment of Principal and Interest and the Fundamental Change Purchase Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price), premium, if any, on and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02 Maintenance of Office or Agency.

The Company will maintain in the continental United States an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 12.14) may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Exchange Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or exchange or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, exchange, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture; provided further that no service of legal process against the Company or the Guarantor may be made at any office of the Trustee.

Section 5.03 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on and Fundamental Change Purchase Price for the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price for the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on and Fundamental Change Purchase Price for the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price for the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, or Fundamental Change Purchase Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on or Fundamental Change Purchase Price for the Notes when the same shall become due and payable.

(c) Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d) Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price for any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest or Fundamental Change Purchase Price has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.04 Reports.

The Company will furnish to the Trustee, within 15 calendar days after SunEdison is required to file the same with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that SunEdison files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto).

At any time SunEdison is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act. The Company will take such further action as any Holder or beneficial owner of such Notes may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates) or any other agreement or document.

Section 5.05 Statements as to Defaults. The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, commencing on the fiscal year ending December 31, 2015, an Officer’s Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any events that would constitute Defaults or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.03(i).

Section 5.06 Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 6.03, the Company shall deliver to the Trustee and the Paying Agent (if other than the Trustee) an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall have no obligation to calculate or determine, or verify the Company’s calculations or determinations of, the amount of any Additional Interest payable by the Company under this Indenture. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.07 Compliance Certificate and Opinions of Counsel.

(a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided that no Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes on the date hereof.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c) All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 5.08 Liquidated Damages Notice. In the event that TERP is required to pay Liquidated Damages to Holders of Notes pursuant to the Registration Rights Agreement, the Company shall provide written notice (“Liquidated Damages Notice”) to the Trustee of TERP’s obligation to pay Liquidated Damages no later than fifteen (15) calendar days prior to the proposed payment date for Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by TERP on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether and to what extent the Liquidated Damages are due, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

Section 5.09 Corporate Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10 Restriction on Resales. The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate”

(as defined under Rule 144).

Section 5.11 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.12 Maintenance of Collateral. The Company shall maintain a valid and perfected first priority security interest in the Collateral. The Company shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions as required for the purposes of implementing or effectuating the provisions of each of the Collateral Documents, or of renewing the rights of the Holders, in each case with respect to the Collateral as to which the Collateral Agent, for the ratable benefit of the Collateral Agent and the Holders, has a perfected Lien pursuant thereto.

Section 5.13 Further Assurances. Subject to the limitations set forth in the Collateral Documents, the Company will execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Collateral Documents in the Collateral.

Section 5.14 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than the 10th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

ARTICLE 6.

REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) the Company’s failure to pay the principal of or any premium, if any, on any Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise;

(b) the Company’s failure to comply with its obligations under Article 4 to deliver the Common Stock (or other Reference Property) owing upon exchange of any Note (including any Additional Shares and cash in lieu of any fractional share) which failure continues for five Business Days;

(c) the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

(d) the Company’s failure to pay the Fundamental Change Purchase Price when due;

(e) the Company’s failure to issue a Fundamental Change Company Notice in accordance with the provisions of Section 3.02(a), notice of a Make-Whole Fundamental Change in accordance with the provisions of Section 4.06(e) or notice of a Merger Event in accordance with the provisions of Section 4.07(c);

(f) the Company’s failure to comply with the provisions of Section 4.08(a);

(g) the Company’s failure to perform any other covenant required by the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (f) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(h) any indebtedness for money borrowed by, or any other payment obligation of, (i) SunEdison or any of its Subsidiaries that is a Significant Subsidiary at such time

(other than any non-recourse indebtedness of a special purpose Significant Subsidiary of the Company) or (ii) the Company, in an outstanding principal amount, individually or in the aggregate, in excess of $50.0 million (or its foreign currency equivalent at the time), in the case of SunEdison or any of its Subsidiaries that is a Significant Subsidiary at such time or (ii) $500,000, in the case of the Company, is not paid at final maturity (or when otherwise due, after giving effect to any applicable grace period) or is accelerated;

(i) (i) SunEdison or any of its Subsidiaries that is a Significant Subsidiary at such time or (ii) the Company fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $50.0 million, in the case of SunEdison or any of its Subsidiaries that is a Significant Subsidiary at such time or (ii) $500,000, in the case of the Company, provided that, no Event of Default will be deemed to occur under this clause (g) if such judgments are paid, discharged or stayed within 30 days after the entry of such judgment;

(j) SunEdison, any Significant Subsidiary of SunEdison or the Company (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to SunEdison, such Significant Subsidiary or the Company or any of their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of SunEdison, such Significant Subsidiary or the Company or any substantial part of SunEdison’s, such Significant Subsidiary’s or the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due;

(k) an involuntary case or other proceeding is commenced against SunEdison, any Significant Subsidiary of SunEdison or the Company (i) seeking liquidation, reorganization or other relief with respect to SunEdison, such Significant Subsidiary or the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of SunEdison, such Significant Subsidiary, the Company or any substantial part of their property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days;

(l) (i) any security interest created by the Collateral Documents ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents); (ii) the repudiation by the Company of any of its material obligations under the Collateral Documents; or (iii) any material representation or warranty made by the Company in any Collateral Document proves to have been false or misleading in any material respect as of the time made, and the fact, event or circumstance that gave rise to the misrepresentation has resulted or is reasonably likely to result in a material adverse effect and such misrepresentation or material adverse effect continues uncured for 30 or more days from the date a responsible officer of the Company obtains knowledge thereof;

(m) a repudiation by SunEdison of its obligations under Article 13 of this Indenture or the determination that such obligations are unenforceable or invalid or shall for any reason cease to be in full force and effect; or

(n) failure by the Company or SunEdison to comply with their obligations in Section 9.01.

Section 6.02 Acceleration; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company or SunEdison) occurs and is continuing, either the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company or SunEdison occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

(b) Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

(i) the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee and the Collateral Agent its reasonable compensation and reimburse the Trustee and the Collateral Agent for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii) rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii) any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal (including the Fundamental Change Purchase Price) of, or any interest on, any Notes), (b) the Company’s failure to deliver the Common Stock (or other Reference Property) due upon exchange of any Note (including the Additional Shares and any cash in lieu of any fractional share) within the applicable time period set forth under Section 4.03(a) or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (except for any Default or Event of Default arising from (x) the Company’s failure to pay principal (including the Fundamental Change Purchase Price) of, or any interest on, any Notes), (y) the Company’s failure to deliver the Common Stock (or other Reference Property) due upon exchange of any Note (including the Additional Shares and any cash in lieu of any fractional share) within the applicable time period set forth under Section 4.03(a) or (z) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and their consequences; provided that no such rescission or annulment will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.03 Additional Interest.

(a) Notwithstanding Section 6.02, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 (which will be the 60th day after written notice is provided to the Company in accordance with such an event of default) (such Event of Default, a “Reporting Event of Default”), will, after the occurrence of such Reporting Event of Default, (i) consist exclusively of the right to receive Additional Interest at an annual rate equal to 0.25% of the aggregate principal amount of the Notes then Outstanding for each day during the 180-day period beginning on, and including, the day on which such a Reporting Event of Default occurs during which such Reporting Event of Default is continuing (or, if applicable, the earlier date on which such Reporting Event of Default is cured or waived) and (ii) consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% per annum of the principal amount of such tranche of notes outstanding for each day during the 185-day period immediately following such 180-day period, in each case payable in the same manner and on the same dates as the stated interest payable on the Notes.

(b) If the Reporting Event of Default is continuing on the 366th day after the date on which such Reporting Event of Default occurred, the Notes will be subject to acceleration as provided in Section 6.02(a).

(c) In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day after the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice of such election or to pay the Additional Interest when due, the Notes will be immediately subject to acceleration by declaration of the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding as provided in Section 6.02. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d) In no event shall Additional Interest accruing pursuant to Sections 6.03(a) and 6.03(c) accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to Sections 6.03(a) and 6.03(c) together with any Additional Interest pursuant to Section 5.08) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations. Such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.

Section 6.04 Waiver of Past Defaults. Subject to Section 6.02(b), the Holders of not less than a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on, any Notes), (b) the Company’s failure to deliver the Common Stock (or other Reference Property) due upon exchange of any Note (including the Additional Shares and any cash in lieu of any fractional share) within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.05 Control by Majority. The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless the Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder.

Section 6.06 Limitation on Suits. Subject to Section 6.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or with respect to the Notes unless:

(a) the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered reasonable indemnity to the Trustee to institute such proceeding as Trustee;

(c) the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d) the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 6.07 Rights of Holders to Receive Payment and to Exchange. Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or any accrued and unpaid interest on, any Note, on or after the applicable due date or the right to exchange the Note or to receive the amounts due upon exchange in accordance with Article 4, and such right to receive any such payment or delivery, as the case may be, on or after the applicable due dates shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Purchase Price for and the Common Stock (or other Reference Property) due upon exchange of any Note (including the Additional Shares and any cash in lieu of any fractional share) and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.07.

Section 6.09 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors, the Collateral or any other property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.14 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or property in the following order:

FIRST: to the Trustee, the Collateral Agent and their agents and attorneys for amounts due under Section 11.07 or under the Collateral Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, the Fundamental Change Purchase Price for, and any cash due upon exchange of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Purchase Price) of, or any interest on, any Note on or after the applicable due date expressed or provided for in this Indenture, (iv) any suit for the enforcement of the right to exchange any Note or to receive the Common Stock (or other Reference Property) due upon exchange of any Note (including the Additional Shares and any cash in lieu of any fractional share) in accordance with the provisions of Article 4, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.16 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect (i) the covenants or the performance of this Indenture, (ii) the foreclosure of the Collateral Documents, or (iii) the sale of any of the Collateral; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.17 Notices from the Trustee. If a Default occurs and is continuing and is known to the Trustee, the Trustee must send notice of such Default to each Holder within 90 days after such Event of Default has occurred. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or of a Default in the payment or delivery of the Common Stock (or other Reference Property) due upon exchange of any Note (including the Additional Shares and any cash in lieu of any fractional share), the Trustee may withhold notice if the Trustee in good faith determines that withholding notice is in the interests of the Holders.

ARTICLE 7.

SATISFACTION AND DISCHARGE

Section 7.01 Discharge of Liability on Notes. When (a) the Company or the Guarantor shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon exchange or otherwise) and the Company or the Guarantor shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding exchanges), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company or the Guarantor shall have paid or caused to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee, including the reasonable fees and expenses of its counsel, and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes.

Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holders shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 8.

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company (when authorized by a Board Resolution), SunEdison, the Trustee and the Collateral Agent, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(b) to evidence the succession by a Successor Company to the Company as obligor or to SunEdison (as Guarantor or otherwise) and to provide for the assumption by such Successor Company of the Company’s or SunEdison’s obligations, as applicable under this Indenture;

(c) to add guarantees with respect to the Notes;

(d) to enter into additional or supplemental Collateral Documents;

(e) to release Collateral in accordance with the terms of this Indenture and the Collateral Documents;

(f) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(g) to make any change that does not adversely affect the rights of any Holder in any material respect; or

(h) upon the occurrence of an event described in Section 4.07(a), solely (i) to provide that such Notes are exchangeable into Reference Property, subject to the provisions in Sections 4.03 and 4.07, and (ii) to effect the related changes to the terms of such Notes under Section 4.07.

Section 8.02 Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company, SunEdison and the Trustee, the Company, SunEdison and the Trustee may amend the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, and the Holder of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the stated Maturity Date of the principal of or any interest on the Notes;

(b) reduce the principal amount of or interest on the Notes;

(c) reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d) change the place or currency of payment of principal of or interest on any Note;

(e) impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(f) modify the provisions with respect to the purchase rights of Holders as described in Section 3.01 in a manner adverse to Holders;

(g) release of any of the Collateral from the Liens securing the Notes except as contemplated by the Collateral Documents;

(h) modify the ranking provisions of this Indenture;

(i) make any change that impairs or adversely affects the right of Holders to exchange their Notes; or

(j) make any change to the provisions of this Article 8 which require each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Outstanding Notes.

Without the consent of the Holders of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not (1) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents in any manner adverse to the Holders or (2) otherwise release any Collateral other than in accordance with the provisions of this Indenture and the Collateral Documents.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04 Trustee to Sign Amendments, Etc. The Trustee and the Collateral Agent, as applicable, shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. If it does, the Trustee or the Collateral Agent, as applicable, may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee and the Collateral Agent shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 9.

SUCCESSOR COMPANY

Section 9.01 Guarantor May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.03, the Company and the Guarantor shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless, solely in the case of such a transaction with respect to the Guarantor:

(a) the resulting, surviving transferee or successor Person (the “Successor Guarantor”), if not the Guarantor, is a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia and the Successor Company (if other than the Guarantor) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Guarantor under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c) all other conditions specified in this Article 9 are met.

Notwithstanding anything to the contrary in the foregoing, to the extent SunEdison continues to own at least 51% of the voting power of any yieldco subsidiary the stock of which has been offered to the public, the offering to the public (and subsequent dispositions of SunEdison’s interests in such entity) will not be prohibited by this Section 9.01.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Guarantor (if not the Guarantor, as applicable, shall succeed to, and may exercise every right and power of the Guarantor under this Indenture.

Section 9.02 Successor Guarantor to Be Substituted. In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Guarantor (if other than the Guarantor), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price), if any, and accrued and unpaid interest, if any, on all of the Notes, the due and delivery of any amounts due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, as applicable, under this Indenture, such Successor Guarantor shall succeed to and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture, with the same effect as if it had been named herein as the party of the first part. In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as “SunEdison” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released, in the case of the Company, from its liabilities as obligor and from all of its obligations of the Guarantor under its Guarantee of the Notes..

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03 Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture.

ARTICLE 10.

NO REDEMPTION

Section 10.01 No Redemption. The Company shall not be permitted to redeem the Notes, and no sinking fund is provided for the Notes.

ARTICLE 11.

THE TRUSTEE

Section 11.01 Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent person would use in the conduct of his or her own affairs.

(b) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection (c) does not limit the effect of this Section 11.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01.

(e) The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(f) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Each of the Trustee and the Collateral Agent is hereby authorized to execute this Indenture and any other Collateral Document to which it may be a party and perform its obligations in accordance with their terms, and the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified, are extended to the Trustee’s execution and performance of each such agreement. Similarly, the rights, privileges, protections, immunities and benefits given to the Collateral Agent, including its rights to be compensated, reimbursed and indemnified under this Indenture or any Collateral Document, are extended to the Collateral Agent’s execution and performance of this Indenture.

Section 11.02 [RESERVED]

Section 11.03 Rights of the Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(c) The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.04 Trustee’s Disclaimer. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Section 11.05 Trustee or Agents May Own Notes. The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent.

Section 11.06 Monies to be Held in Trust. Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07 Compensation and Expenses of Trustee. The Company and the Guarantor, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.

The Company and the Guarantor also covenant to indemnify each of the Trustee, the Collateral Agent and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, claim, damage, cost or expense incurred without negligence or willful misconduct on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, the Guarantor, a Holder or any other Person) of liability in the premises. The Trustee or the Collateral Agent shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent, as applicable, to so notify the Company or the Guarantor shall not relieve the Company or the Guarantor of its obligations hereunder. The Company or the Guarantor shall defend the claim and the Trustee or the Collateral Agent, as applicable, shall cooperate in the defense. The Trustee and the Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor the Guarantor need pay for any settlement made without its consent.

The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and the Collateral Agent and to pay or reimburse the Trustee and the Collateral Agent for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee or the Collateral Agent as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 11.07 shall survive the payment of the Notes, the satisfaction and discharge of this Indenture and/or the resignation or removal of the Trustee.

When the Trustee, the Collateral Agent, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(j) and 6.01(k) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08 Officer’s Certificate as Evidence. Subject to Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee or the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee or the Collateral Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee or the Collateral Agent.

Section 11.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 11.10 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company, the Guarantor and to such trustee’s predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company, the Guarantor or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company and the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 12.08(c). If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.14 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.

MISCELLANEOUS

Section 12.01 Effect on Successors and Assigns. All agreements of the Company, the Guarantor, the Trustee, the Registrar, the Paying Agent and the Exchange Agent in this Indenture and the Notes will bind their respective successors.

Section 12.02 Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Section 12.03 No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.05 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.06 Calculations. Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes (including, for the avoidance of doubt, the trading price of the Notes). Except as otherwise expressly provided in this Indenture, the Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of any Fundamental Change Purchase Price, the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes, the Exchange Rate, and the amount of Additional Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.

The Trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Exchange Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 12.07 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.08 Notices.

(a) Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company, the Trustee or the Collateral Agent shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format as follows:

(i) if to the Trustee by any Holder, by the Company or by the Trustee, at its Corporate Trust Office;

(ii) if to the Collateral Agent by any Holder, by the Company or by the Trustee, at its Corporate Trust Office;

(iii) if to the Company by the Trustee or by any Holder, Seller Note, LLC, 13736 Riverport Drive, Maryland Heights, MO 63043, with a copy to the Guarantor at the address listed below.

(iv) if to the Guarantor by the Trustee or by any Holder, at the address of its principal office at SunEdison, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, Attention: General Counsel.

(b) The Company, the Trustee or the Collateral Agent, by notice given to the other in the manner provided in this Section 12.08, may designate additional or different addresses for subsequent notices or communications.

(c) Notices to Holders will be sent to the address of each Holder as it appears in the Register. Notices will be deemed to have been given on the date of mailing or electronic transmission to such Holder. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf. With respect to Global Notes, notice shall be sufficiently given if given to the Depositary for the Notes (or its designee), pursuant to customary procedures of such Depositary.

(d) Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

(e) In respect of this Indenture, the Trustee, in each of its capacities, including without limitation as the Trustee, Registrar, Paying Agent and Exchange Agent, shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.09 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10 Tax Withholding. Nothing herein shall preclude any tax withholding required by law or regulation. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Exchange Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

Section 12.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.13 Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, disasters, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14 Submission to Jurisdiction.

(a) The Company and the Guarantor hereby irrevocably consent to jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company and the Guarantor waive any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same. The Company and the Guarantor hereby irrevocably appoint Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company and the Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

ARTICLE 13.

GUARANTEE

Section 13.01 Guarantee.

(a) The Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee: (i) the due and punctual payment of the principal of and interest on such Note when and as the same shall become due and payable, whether at the maturity, by acceleration, repurchase or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent, all in accordance with the terms of such Note and of this

Indenture and (ii) in the case of any extension of time of payment or renewal of such Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity or by acceleration, repurchase or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in clause (b) of this Section 13.01.

(b) The Guarantor hereby agrees that its obligations hereunder shall be absolute, unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Notes or any impairment of or failure to perfect any Lien on or any security interest in, any security held by the Trustee or the Collateral Agent, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or alter the maturity thereof. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Issuer or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in such Guarantee. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c) The Guarantor shall be subrogated to all rights of the Holders of the Notes upon which its Guarantee is endorsed against the Issuer in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of its Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all payment and delivery obligation with respect to each Notes issued hereunder shall have been satisfied in full.

(d) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a “voidable preference” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 13.02 Execution and Delivery of Guarantees.

The Guarantee to be endorsed on the Notes shall include the terms of the Guarantee set forth in Section 13.01 and any other terms that may be set forth in the form established pursuant to Section 2.02. The Guarantor hereby agrees to execute its Guarantee, in a form established pursuant to Section 2.01, to be endorsed on each Note authenticated and delivered by the Trustee.

The Guarantee shall be signed in the name and on behalf of the Guarantor by the manual or facsimile signature of an Officer of the Guarantor.

In case any Officer who shall have signed a Guarantee shall cease to be such Officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Guarantee nevertheless shall bind the Guarantor, and a Guarantee may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Guarantee, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor and shall bind the Guarantor notwithstanding the fact that the Guarantee may not bear the signature of the Guarantor. The Guarantor hereby agrees that its Guarantee set forth in Section 13.01 and in the form of Guarantee established pursuant to Section 2.02 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Note.

Section 13.03 Release of the Guarantor.

The Guarantee will remain in effect with respect to the Guarantor until (i) the entire principal of and interest on the Notes to which the Guarantee relates shall have been paid in full or otherwise discharged in accordance with the provisions of such Notes and this Indenture (including through delivery of the full number of shares of Common Stock (or other Reference Property) (including the Additional Shares and any cash payable in lieu of any fractional share) deliverable upon exchange of the Notes Outstanding) and (ii) all amounts owing to the Trustee hereunder have been paid or (iii) the Guarantor has been released from its obligations pursuant to Section 9.02; provided, however, that if the Notes are satisfied and discharged pursuant to Section 7.01, then upon delivery by the Issuer of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for relating to the release of the Guarantor from its obligations under its Guarantee and this Article 13 have been complied with, the Guarantor shall be released and discharged of its obligations under its Guarantee and under this Article 13 without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of the Guarantor from its obligations under its Guarantee endorsed on the Notes of a series and under this Article 13.

ARTICLE 14.

COLLATERAL AND SECURITY

Section 14.01 Security Interest.

The Obligations (as defined in the Pledge Agreement) under the Notes will be secured by a first priority Lien on the Company’s right, title and interest in, to and under the Collateral. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and the Trustee and each Holder authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Registration Rights Agreement and to perform its obligations and exercise its rights thereunder in accordance with the terms hereof and thereof. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein expressed.

The Company will take any and all actions (including those requested by the Trustee or the Collateral Agent) reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Secured Parties.

Each Holder, by accepting a Note, will be deemed to have authorized and consented to the appointment by the Trustee of the Collateral Agent in Section 14.02 and to have irrevocably authorized the Collateral Agent, to act as its agent under the Collateral Documents and the Registration Rights Agreement and to have irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Documents, the Registration Rights Agreement or other documents to which it is a party, together with any other rights, powers and discretions as are reasonably incidental thereto and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf.

Section 14.02 Collateral Agent.

(a) The Trustee, on behalf of the Secured Parties, hereby appoints Wilmington Trust, National Association to act as the Collateral Agent, and the Collateral Agent shall have the duties, rights, indemnities, privileges, powers and immunities of the Collateral

Agent as set forth herein and in the Collateral Documents. The Collateral Agent is hereby authorized to execute and deliver the Collateral Documents and the Registration Rights Agreement. Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any such action without the direction of the Holders and may, at the expense of the Company, request the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes with respect to any such actions and, upon receipt of the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes along with security and indemnity satisfactory to the Collateral Agent, shall take such actions.

(b) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any first priority Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the first priority Liens or Collateral Documents or any delay in doing so; except, in the case of the Collateral Agent, to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal) on the part of the Collateral Agent, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Section 11.01, Section 11.03, Section 11.05 and Section 11.07, are extended to the Collateral Agent, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 14.02 with respect to the Collateral Agent, except that the Collateral Agent shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence, bad faith or wilful misconduct.

(d) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and netiher the Collateral Agent nor the Trustee will be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(e) The Collateral Agent shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Agent is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. If the Collateral Agent in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(f) Notwithstanding anything to the contrary herein, in any Collateral Document or in the Registration Rights Agreement, the Collateral Agent shall not be obligated to exercise its rights under the Registration Rights Agreement.

(g) The Collateral Agent may resign or be replaced in accordance with the procedures set forth in Section 11.11 hereof, except that references to the Trustee in such section shall be deemed to be references to the Collateral Agent. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

(h) At all times when the entity serving as the Trustee is not itself the Collateral Agent, the Company shall deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.

Section 14.03 Authorization of Actions to be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Registration Rights Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with their terms or the terms of this Indenture, authorizes and empowers the Collateral Agent to act as the collateral agent under the Collateral Documents and the Registration Rights Agreement, authorizes and directs the Trustee and the Collateral Agent to enter into and perform its obligations under the Collateral Documents and the Registration Rights Agreement to which each is a party, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders as set forth in the Collateral Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b) Subject to the provisions of Section 11.01 and Section 11.03 hereof and the Collateral Documents, the Trustee may, and upon the written direction of the Holders holding a majority of the aggregate outstanding principal amount of the Notes shall, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)	foreclose upon or otherwise enforce any or all of the Liens on the Collateral;

(ii)	enforce any of the terms of the Collateral Documents to which the Collateral Agent is a party; or

(iii)	collect and receive payment of any and all Obligations.

(c) At the Company’s sole cost and expense and subject to the Trustee and the Collateral Agent having been indemnified by the Holders and/or the Company, the Trustee is authorized and empowered (but is not obligated) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as may be reasonably expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.

Section 14.04 Release of Collateral.

The Liens on the Collateral will be released with respect to the Notes and the Guarantees, as applicable:

(i) in whole, upon satisfaction and discharge of liability on the Notes pursuant to Article 7; and

(ii) otherwise in accordance with, and as expressly provided for under, this Indenture or the Collateral Documents.

Upon release of the Collateral, the Trustee and the Collateral Agent shall promptly, and are hereby authorized to, take such actions as reasonably requested by the Company in order to reconvey to the Company the released Collateral and, if necessary, the Collateral Agent shall cooperate with the Company to, and is hereby authorized to, at the Company’s expense, cause to be filed such documents or instruments (that are prepared by the Company and provided to the Collateral Agent) as shall be necessary to provide for the release by the Collateral Agent of the released Collateral. In connection with any such reconveyance or filing, the Trustee or the Collateral Agent, as applicable, shall receive and be fully protected in conclusively relying upon an Opinion of Counsel and an Officers’ Certificate and such other documents as prescribed by this Indenture or the Collateral Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Seller Note, LLC

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	President

SunEdison, Inc.

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	EVP, CAO & CFO

Wilmington Trust, National Association, as Trustee, Registrar, Paying Agent, Collateral Agent and Exchange Agent

By:	/s/ Joshua C. Jones
Name:	Joshua C. Jones
Title:	Assistant Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased pursuant to Section 4.06 based on the hypothetical Stock Prices and the Effective Dates set forth below.

	$27.67	$30.00	$32.50	$34.58	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
January 29, 2015	7.2314	5.9238	4.8211	4.0852	3.9518	2.702	1.8825	1.3307	0.6844	0.3594	0.1888	0.0969	0.0466
January 15, 2016	7.2314	5.6280	4.4889	3.7341	3.5983	2.3421	1.5415	1.0204	0.4446	0.1829	0.0626	0.0095	0.0007
January 15, 2017	7.2314	5.4475	4.2405	3.4510	3.3102	2.0260	1.2387	0.7492	0.2507	0.0570	0.0008	0.0000	0.0000
January 15, 2018	7.2314	5.3339	4.0181	3.1705	3.0212	1.6898	0.9196	0.4755	0.0804	0.0000	0.0000	0.0000	0.0000
January 15, 2019	7.2314	5.1119	3.6167	2.6831	2.5228	1.1611	0.4717	0.1399	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2020	7.2314	4.4193	1.8552	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

[For Global Notes, include the following legend (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[For all Notes that are Restricted Notes, include the following legend (the “Restricted Notes Legend”):]

[THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT:

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND (B) QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT (A “Q.P.”);

(B)ANY RESALE OR OTHER TRANSFER OF THIS NOTE THAT IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH HEREIN WILL BE OF NO FORCE AND EFFECT, WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY, THE TRUSTEE OR ANY INTERMEDIARY;

(C) IN THE EVENT OF A TRANSFER OF THE NOTE (OR BENEFICIAL INTEREST THEREIN) TO PERSON THAT IS NOT BOTH A QIB AND A Q.P., THE COMPANY MAY, IN ITS DISCRETION, EITHER (A) COMPEL SUCH TRANSFEREE TO SELL THE NOTE OR ITS INTEREST THEREIN TO A PERSON WHO IS BOTH A QIB AND A Q.P. AND WHO IS OTHERWISE QUALIFIED TO PURCHASE THE NOTE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (B) ON BEHALF

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OF SUCH TRANSFEREE (AND SUCH TRANSFEREE BY ACCEPTING DELIVERY OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN IRREVOCABLY GRANTS TO THE COMPANY AND THE COMPANY’S AGENTS FULL POWER AND AUTHORITY TO, ON BEHALF OF SUCH TRANSFEREE), SELL THIS NOTE OR SUCH TRANSFEREE’S INTEREST HEREIN TO A PERSON DESIGNATED BY OR ACCEPTABLE TO THE COMPANY AT A PRICE EQUAL TO THE LEAST OF (1) THE PURCHASE PRICE THEREFOR PAID BY THE ORIGINAL TRANSFEREE, (2) 100 PER CENT. OF THE PRINCIPAL AMOUNT THEREOF AND (3) THE FAIR MARKET VALUE THEREOF;

(D) THE COMPANY HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER OF THIS NOTE OR INTEREST THEREIN TO A PERSON WHO IS NOT BOTH A QIB AND A Q.P.;

(E) THE ACQUIRER WILL NOT ENGAGE IN ANY HEDGING TRANSACTIONS ON THE COMMON STOCK (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THROUGH OPTIONS, SWAPS AND SIMILAR TRANSACTIONS FOR WHICH THE COMMON STOCK IS THE REFERENCE SECURITY) THROUGH THE DATE THAT IS ONE YEAR FOLLOWING THE DATE OF THE INDENTURE GOVERNING THIS NOTE; AND

(E) THE ACQUIRER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS AND THE RESTRICTIONS ON HEDGING SET FORTH HEREIN AND IN THE INDENTURE GOVERNING THE NOTES TO ANY SUBSEQUENT TRANSFEREE.

(2)	AGREES FOR THE BENEFIT OF THE COMPANY AND SUNEDISON, INC. (THE “GUARANTOR”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT:

(A)	TO THE COMPANY, THE GUARANTOR OR ANY OF THE GUARANTOR’S SUBSIDIARIES, OR

(B)	TO A PERSON WHO IS A Q.P. WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs, EACH OF WHICH IS ALSO A Q.P., AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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Seller Note, LLC

3.75% Guaranteed Exchangeable Senior Secured Notes due 2020

No.:     [            ]

CUSIP:	81642E AA1

Principal

Amount $	[ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

Seller Note, LLC, a Delaware limited liability company (the “Company”), promises to pay to [            ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[            ] [For Global Notes, include the following:, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on January 15, 2020 (the “Maturity Date”).

Interest Payment Dates: January 15 and July 15.

Regular Record Dates: January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, Seller Note, LLC has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Seller Note, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Seller Note, LLC

3.75% Guaranteed Exchangeable Senior Secured Notes due 2020

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of January 29, 2015 by and among the Company, SunEdison, Inc., herein called the “Guarantor,” and Wilmington Trust, National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note does not benefit from a sinking fund. This Note shall not be redeemable at the Company’s option.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions and limitations of the Indenture, the Holder hereof has the right, prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to exchange this Note or a portion of this Note such that the principal amount of this Note exchanged equals $1,000 or an integral multiple of $1,000, for a number of shares of Common Stock determined in accordance with Article 4 of the Indenture and subject to adjustment as set forth therein.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the U.S. that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of certain continuing Events of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity to the Trustee, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price with respect to and the number of shares of Common Stock due upon exchange of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), premium, interest on and number of shares of Common Stock due upon exchange of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Company (defined below) and Wilmington Trust, National Association, as trustee (the “Indenture”), has irrevocably and unconditionally guaranteed on a senior basis (i) the due and punctual payment of the principal of and interest on the 3.75% Guaranteed Exchangeable Senior Secured Notes due 2020 (the “Notes”) when and as the same shall become due and payable, whether at the maturity, by acceleration, repurchase or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent (ii) in the case of any extension of time of payment or renewal of the Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity or by acceleration, repurchase or otherwise, in each case, all in accordance with and subject to the terms and limitations of this Note and the Indenture, including Article 13 thereof. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

THE TERMS OF ARTICLE 13 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

SUNEDISON, INC.

By:
Name:
Title:

[Signature Page to Guarantee]

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	Seller Note, LLC

The undersigned owner of this Note hereby irrevocably exercises the option to exchange this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into a number of shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and/or deliverable upon exchange, together with any Notes representing any unexchanged principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be exchanged. If any shares of Common Stock are to be issued and/or delivered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and/or delivery and transfer as set forth in the Indenture.

Principal amount to be exchanged (if less than all):

$

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address (including zip code)

(Social Security or other Taxpayer Identifying Number)

Dated:

Signature(s)
(Sign exactly as such Person’s name appears above)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Seller Note, LLC

The undersigned registered owner of this Note hereby acknowledges receipt of a Fundamental Change Company Notice from Seller Note, LLC (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Business Day following the date the corresponding interest payment is made, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐ To Seller Note, LLC, SunEdison, Inc. or a subsidiary of SunEdison, Inc.; or

☐ To a person who is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (a “Q.P.”); who the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended) (a “QIB”) purchasing for its own account or for the account of one or more QIBs, each of which is also a Q.P., as to which the purchaser exercises sole investment discretion, in a transaction meeting the requirements of Rule 144A under the Securites Act of 1933, as amended.

[TO BE SIGNED BY PURCHASER IF THE SECOND BOX ABOVE IS CHECKED]

[Include if the second box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date:	Signed: ]

Unless one of the above boxes is checked, the Trustee and Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

ATTACHMENT 4

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF TERRAFORM POWER, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE EARLIER OF THE DATE ON WHICH (X) SUCH TRANSFERS ARE PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH RESTRICTIONS ON TRANSFER ARE ELIMINATED OR OTHERWISE WAIVED BY WRITTEN CONSENT OF THE COMPANY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE 3.75% GUARANTEED EXCHANGEABLE SENIOR SECURED NOTES DUE 2020 OF SELLER NOTE, LLC (THE “EXCHANGEABLE NOTES”), EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE SHARES OF COMMON STOCK UNDERLYING THE EXCHANGEABLE NOTES, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED

B-1

TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER AGENT WILL NOT BE REQUIRED TO ACCEPT FOR REGISTRATION OF TRANSFER ANY SECURITIES ACQUIRED BY A PURCHASER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT THAT THE RESTRICTIONS SET FORTH HEREIN HAVE BEEN COMPLIED WITH. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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